                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No.2 to Registration  Statement on
Form SB-2,  of our report  which  includes an  explanatory  paragraph  as to the
Company's  ability to continue as a going  concern,  dated March 11, 2005,  with respect to our audit of the financial  statements  for the years ended  December
31, 2004 and 2003, of Water Chef,  Inc., which report appears in the Prospectus, which is part of this Amendment No.2 to Registration  Statement on Form SB-2. We
also consent to the  reference  to our firm under the heading  "Experts" in such
Prospectus.

                                                   /s/ Marcum & Kliegman LLP

New York, New York
May 26, 2005